UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2016

EP ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36253	46-3472728
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1001 Louisiana Street
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)

(713) 997-1200
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 1, 2016, the Board of Directors of EP Energy Corporation (the “Company”) approved the appointment of Scott R. Browning to the Company’s Board of Directors, effective immediately. Mr. Browning will also serve on the Board’s Compensation and Governance & Nominating Committees. Mr. Browning was appointed as a Class III director, with an initial term expiring at the Company’s 2017 annual meeting of stockholders. Mr. Browning was selected for appointment by certain affiliates of Apollo Global Management, LLC (collectively, the “Apollo Sponsor”) pursuant to the Apollo Sponsor’s director designation rights under the Company’s Stockholders Agreement, dated as of August 30, 2013, by and among the Company and the holders party thereto. Mr. Browning will not receive any compensation from the Company for serving on the Board. There are no material relationships between Mr. Browning and any of the Company’s executive officers or the immediate family members of any such person.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EP ENERGY CORPORATION

Date: June 2, 2016	By:	/s/Marguerite N. Woung-Chapman
Marguerite N. Woung-Chapman
Senior Vice President and General Counsel